Exhibit 10.22.1

                           SECURITYHOLDERS' AGREEMENT

            This SECURITYHOLDERS' AGREEMENT, dated as of October 26, 1999, among PRICELINE WEBHOUSE CLUB, INC., a Delaware corporation (the "Company"), PRICELINE.COM INCORPORATED, a Delaware corporation ("Priceline"), WALKER DIGITAL, LLC, a Delaware limited liability company ("Walker Digital"), and the Persons listed on the signature pages hereto and each subsequent investor in the Company's Common Stock (or derivatives thereof) who shall hereafter become signatory hereto (each an "Investor" and, together with Walker Digital, collectively the "Investors"),

                              W I T N E S S E T H:

            WHEREAS, Priceline is an internet-based company with significant name recognition of its trademarked "priceline" name and patented "demand collection system" for selling products over the Internet;

            WHEREAS, Walker Digital is a research and development company containing certain trade secrets, know-how and other intellectual property;

            WHEREAS, in connection with the establishment of the Company's business of the sale of retail products in a "name your price" format over the Internet, Walker Digital is (A) contributing certain know-how, and other assets and liabilities used in or incurred during the initial development of the Company's business, pursuant to an asset contribution agreement dated as of the date hereof between Walker Digital and the Company (the "Asset Contribution Agreement") and (B) licensing certain intellectual property pursuant to a license agreement between Walker Digital and Priceline dated as of the date hereof, which intellectual property shall in turn be sublicensed by Priceline to the Company (the "Walker Digital License Agreement"), (ii) Walker Digital Corporation, a research and development company, is contributing certain employees to the Company under the Asset Contribution Agreement, and (iii) Priceline is (A) licensing and sublicensing, as applicable, the use of the "priceline" name, certain patent rights and other intellectual property rights for use in connection with the Company's business, pursuant to an intellectual property license agreement between Priceline and the Company dated as of the date hereof (the "Priceline License Agreement"), (B) providing certain accounting, legal and other services to the Company pursuant to a services agreement between Priceline and the Company dated as of the date hereof (the "Services Agreement"), and (C) providing certain marketing and technical services to the Company pursuant to a marketing and technical services agreement between Priceline and the Company dated as of the date hereof (the "Marketing Agreement");

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            WHEREAS, in consideration for cash and the assets it has contributed pursuant to the Asset Contribution Agreement, Walker Digital is receiving a promissory note in the amount of $14,592,185.60, payable on April 26, 2000 (the "Walker Digital Note");

            WHEREAS, in consideration of their cash contributions, Walker Digital and certain other investors (the "Investors") are receiving a total of 23,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the subscription agreement (the "Subscription Agreement") dated as of the date hereof between the Company and the Investors;

            WHEREAS, in consideration for its execution and deliveries pursuant to the Priceline License Agreement, Priceline is receiving a warrant to purchase under certain circumstances up to 137.5 million shares of Common Stock pursuant to an agreement between Priceline and the Company dated as of the date hereof (the "Priceline Warrant") and desires to have certain rights to participate in the Company's corporate governance;

            WHEREAS, in connection with the establishment of the Company, Priceline is agreeing, pursuant to the Services Agreement and the Marketing Agreement, to provide services to and to coordinate marketing activities with the Company in exchange for arm's-length consideration;

            WHEREAS, the parties hereto believe it is in their mutual best interest to enter into certain agreements concerning the composition of the Company's Board of Directors, corporate governance, transfer restrictions on the Common Stock and registration rights, as set forth herein;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Accepting Party" has the meaning specified in Section 5.04(b)(iii).

            "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

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            "Agreement" means this Securityholders' Agreement, dated as of
October 26, 1999, and all amendments made hereto in accordance with the provisions hereof.

            "Ancillary Agreements" means the License Agreement, the Asset Contribution Agreement, the Marketing Agreement, the Priceline Warrant and the Services Agreement.

            "Arista Capital" has the meaning specified in Section 4.03.

            "Asset Contribution Agreement" has the meaning specified in the Preamble.

            "Beneficial Owner" or "Beneficially Own" has the meaning given such term in Rule 13d-3 under the Exchange Act, provided that Beneficial Ownership under Rule 13d-3(1)(i) shall be determined based on whether a Person has a right to acquire Beneficial Ownership irrespective of whether such right is exercisable within 60 days of the time of determination.

            "Board" means the board of directors of the Company.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

            "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company interests or equivalent ownership interests in such Person.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from any of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co. or (c) commercial paper maturing not more than one year from the date of issuance thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.

            "Closing" means the date of the closing of the Subscription
Agreement.

            "Commission" means the Securities and Exchange Commission.


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            "Common Stock" has the meaning specified in the Preamble.

            "Company" has the meaning specified in the Preamble.

            "Company Indemnitee" has the meaning specified in Section 8.01(b).

            "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

            "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind.

            "Escrow Agreement" has the meaning specified in the Preamble.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Goldman Sachs" means The Goldman Sachs Group, Inc., a Delaware corporation.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indemnified Party" has the meaning specified in Section 8.01(c).

            "Indemnifying Party" has the meaning specified in Section 8.01(c).

            "Independent Directors" has the meaning specified in Section 4.03(a)

            "Initial Offer Period" has the meaning specified in Section 5.04(b)(i).

            "Initial Public Offering" means the first underwritten public offering of the Common Stock resulting in aggregate net proceeds (after expenses and underwriting commissions and discounts) to the Company and any selling stockholders of at least $50,000,000; provided that, following such offering the Common Stock is listed on a United States or foreign national securities exchange or quoted on any United States or foreign automated securities quotation system.


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

            "Initial Shares" has the meaning specified in Section 6.03(d).

            "Insolvency Event" means, in respect of the Company, that time when the sum of the Company's debts exceeds the sum of its assets, valued at fair market value; or that the Company shall not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by it or against it seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Company shall take any corporate action to authorize any of the actions set forth above.

            "Investors" has the meaning specified in the Preamble.

            "License Agreement" has the meaning specified in the Preamble.

            "Losses" has the meaning specified in Section 8.01(a).

            "Majority Directors" has the meaning specified in Section 4.03(b).

            "Marketable Securities" means securities that are (a) (i) securities of or other interests in any Person that are traded on a United States national securities exchange or reported on by the National Association of Securities Dealers Automated Quotation System or (ii) debt securities on market terms of an issuer that has debt or equity securities that are so traded or so reported on and in which Marketable Securities a nationally recognized securities firm has agreed to make a market, and (b) not subject to restrictions on transfer as a result of any applicable contractual provisions or the provisions of the Securities Act or, if subject to such restrictions under the Securities Act, are also subject to registration rights reasonably acceptable to the Person receiving such Marketable Securities as consideration in a transaction pursuant to Article V hereof.

            "Marketing Agreement" has the meaning specified in the Preamble.

            "Material Adverse Effect" means any event, condition, change or effect that (a) materially and adversely affects the assets, liabilities, business, financial condition or results


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of operations of the Company, taken as a whole, or (b) prevents or materially delays the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

            "New Securities" means any Capital Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Capital Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Capital Stock of the Company; provided that the term "New Securities" does not include (i) securities of the Company issued to its employees, consultants, officers or directors of the Company, or which have been reserved for issuance, pursuant to any employee stock option, stock purchase, stock bonus plan, or other similar stock agreement or arrangement approved by the Board of Directors, (ii) securities of the Company issued in connection with any stock split, stock dividend or recapitalization of the Company, (iii) securities of the Company issued in an Initial Public Offering, (iv) securities of the Company issued upon the conversion or exchange of convertible or exchangeable securities of the Company that are outstanding as of the date of this Agreement, (v) Warrant Shares or
(vi) any right, option or warrant to acquire any security convertible into or exchangeable or exercisable for the securities excluded from the definition of New Securities pursuant to subclause (i) above if issued pursuant to any employee stock option, stock purchase, stock bonus plan or other similar stock agreement or arrangement approved by the Board of Directors.

            "Non-Company Indemnitees" has the meaning specified in Section 8.01(a).

            "Notice of Election" has the meaning specified in Section
5.04(b)(i).

            "Notice of Issuance" shall have the meaning assigned in Section 7.02(b).

            "Offer" has the meaning specified in Section 5.04(a)(i).

            "Offer Notice" has the meaning specified in Section 5.04(a)(i).

            "Offer Price" has the meaning specified in Section 5.04(a)(i).

            "Offered Shares" has the meaning specified in Section 5.04(a)(i).

            "Option Shares" has the meaning specified in Section 6.03(d).

            "Other Securityholder" has the meaning specified in Section 5.04(a)(i).

            "Permits" has the meaning specified in Section 2.05(b)(i).

            "Permitted Transferee" means, with respect to a specified Person,
(i) any Affiliate of such Person, provided such Person is not a competitor of the Company, as reasonably


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

determined by the Board, (ii) a donee of Shares who is a member of the family of such Person or any trust for the benefit of any such family member and (iii) a transferee of Shares who receives such Shares by will or the laws of descent and distribution. For purposes of this definition, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister; and any Affiliate of Goldman Sachs that is primarily engaged in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, and other similar activities shall not be deemed to be a competitor of the Company.

            "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            "Price Determination Date" means in connection with any Sale of Shares to the Company or an Other Securityholder pursuant to Section 5.04 hereof, the date on which the Prospective Seller receives a Notice of Election indicating such Other Securityholder's interest in purchasing such Shares.

            "Priceline" has the meaning specified in the Preamble.

            "Priceline Warrant" has the meaning specified in the Preamble.

            "Prospective Seller" has the meaning specified in Section
5.04(a)(i).

            "Prospective Transferee" has the meaning specified in Section 5.05.

            "Recapitalization" means any stock split, dividend or combination, or any recapitalization, merger, consolidation, exchange or other similar reorganization.

            "Registrable Securities" means (i) shares of Common Stock held by Securityholders, (ii) any Common Stock which may be issued or distributed in respect thereof by way of any Recapitalization and (iii) shares of Common Stock issuable upon exercise or conversion of any then exercisable options, warrants or other derivative securities. All Registrable Securities shall cease to be Registrable Securities when they (a) are registered, (b) are sold pursuant to Rule 144 or (c) are eligible to be sold without volume restrictions under Rule 144.

            "Registration Expenses" means all expenses incurred by the Company in its performance of or compliance with Article VI, including, without limitation, all registration and filing fees (including filing fees with respect to the National Association of Securities Dealers, Inc.), all fees and expenses of complying with state securities or "blue sky" laws (including reasonable fees and disbursements of underwriters' counsel in connection with the preparation of


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

any "blue sky" memorandum or survey), all printing and distribution expenses, all listing fees, all registrars' and transfer agents' fees, the fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities being registered in all cases.

            "Remainder Notice" has the meaning specified in Section 5.04(b)(ii).

            "Restricted Period" shall mean the period commencing on the third anniversary of the Closing and ending upon the closing of an Initial Public Offering by the Company.

            "Restricted Shares" means all Shares other than (a) Shares that have been registered under a registration statement pursuant to the Securities Act,
(b) Shares with respect to which a Sale has been made in reliance on and in accordance with Rule 144 or (c) Shares with respect to which the holder thereof shall have delivered to the Company either (i) an opinion, in form and substance reasonably satisfactory to the Company, of counsel, who shall be reasonably satisfactory to the Company, or (ii) a "no action" letter from the staff of the Commission, to the effect that subsequent transfers of such Shares may be effected without registration under the Securities Act or compliance with Rule 144.

            "Rule 144" means Rule 144 (or any successor provision) under the Securities Act.

            "Sale" means any sale, assignment, transfer, distribution or other disposition of Shares or of a participation therein, whether voluntarily or by operation of law.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

            "Securityholder" means each holder or Beneficial Owner of Common Stock or any security convertible into, or exchangeable for, Common Stock (including the Priceline Warrant) who is or hereafter becomes a party to this Agreement or the rightful and permitted assign or successor of such a party.

            "Services Agreement" has the meaning specified in the Preamble.

            "Share" means any share of Common Stock.

            "Subscription Agreement" has the meaning specified in the Preamble.


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

            "Subsidiary" means any and all corporations, partnerships, joint ventures, associations and other entities Controlled by the Company directly or indirectly through one or more intermediaries.

            "Third Party" means, with respect to any Securityholder, any other Person (other than a Permitted Transferee of such Securityholder).

            "Third Party Claim" has the meaning specified in Section 8.01(c).

            "unexercised", with respect to the Priceline Warranty, means that Priceline has acquired none of the Warrant Shares it is entitled to pursuant to the Priceline Warrant.

            "Voting Interest" of the Company means one Share of Common Stock and any other share or unit of Capital Stock issued by the Company, the holders of which are ordinarily, in the absence of contingencies, entitled to one vote in the election of the Company's directors (or Persons performing similar functions), or the approval of its management and policies, even if the right to vote has been suspended by the occurrence of a contingency.

            "Vulcan" has the meaning specified in the Preamble.

            "Walker Digital" has the meaning specified in the Preamble.

            "Warrant Shares" means the Shares for which the Priceline Warrant is exercisable, as adjusted in accordance with the Warrant Agreement.


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

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the Securityholders as follows:

            SECTION 2.01. Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to perform the actions contemplated hereby. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not materially and adversely affect the Company's assets, liabilities or results of operations or prevent or materially hinder the performance of the actions contemplated by this Agreement. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the performance by the Company of the actions contemplated hereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties thereto) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            SECTION 2.02. Capital Stock of Company. The Common Stock to be issued by the Company pursuant to this Agreement has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and will be free from restrictions on transfer other than restrictions on transfer under this Agreement or the Securityholders' Agreement and under applicable state and federal securities laws. No Person has any preemptive or similar rights with respect to the Common Stock, and neither the parties hereto nor subsequent holders in due course of such Common Stock will be entitled to any such preemptive or similar rights other than as set forth in this Agreement. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which 23,500,000 shares will be issued and outstanding following the Closing, and 50,000,000 shares of preferred stock, of which none has been designated or issued by the Company. The Company has reserved Common Stock for issuance in the amounts and for the purposes that follow:

            (i) 137.5 million shares of Common Stock have been reserved for issuance upon exercise of the Priceline Warrant; and

            (ii) 666,667 shares of Common Stock have been reserved for issuance upon exercise of the warrant held by BDS Business Center, Inc.;


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            (iii) 65,000 shares of Common Stock have been reserved for issuance upon exercise of the warrant held by William Shatner; and

            (iv) 17,333,333 shares of Common Stock have been reserved for issuance upon the exercise of certain employee options to be granted pursuant to the Company's Omnibus Employee Equity Plan, of which 12,911,749 shares relate to options that have been granted as of the date thereof.

            Except as set forth above, (i) no shares of Capital Stock of the Company have been reserved for issuance for any reason; (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire Capital Stock of the Company is authorized or outstanding; and (iii) the Company has made no commitment to issue shares, subscription, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its Capital Stock any evidence of indebtedness or asset.

            SECTION 2.03. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 2.04 have been obtained, the execution, delivery and performance of this Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of its Certificate of Incorporation or By-laws, (b) conflict with or violate any law, governmental regulation or governmental order applicable to it or any of its assets, properties or businesses or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Company's assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of its assets or properties is bound or affected; except to the extent that any conflict under (b) or (c) above would not have a Material Adverse Effect.

            SECTION 2.04. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority, except such as may be required by the HSR Act, if applicable.

            SECTION 2.05. Compliance with Laws. (a) The Company is in compliance with all requirements of applicable law and all orders issued by any court or governmental authority against the Company in all respects, except to the extent that the failure to comply with such requirements of law or orders would not have a Material Adverse Effect.

            (b) (i) The Company has all material licenses, permits and approvals of any governmental authority (collectively, "Permits") that are necessary for the conduct of the business


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of the Company; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit, except where the failure of any of the foregoing would not have a Material Adverse Effect.

            (c) No expenditure is presently required by the Company to comply with any existing requirement of law or order, except where such expenditure would not have a Material Adverse Effect.

            SECTION 2.06. Investment Company Status. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                             OF THE SECURITYHOLDERS

            Each Securityholder severally, but not jointly, represents and warrants to the Company and each other Securityholder as follows:

            SECTION 3.01. Organization and Authority. To the extent such Securityholder is not a natural person, it is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to perform the actions contemplated hereby. Such Securityholder is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not prevent or materially hinder the performance of the actions contemplated by this Agreement. The execution and delivery of this Agreement by such Securityholder, the performance by it of its obligations hereunder and the performance by it of the actions contemplated hereby have been duly authorized by all requisite action on its part. This Agreement has been duly executed and delivered by such Securityholder, and (assuming due authorization, execution and delivery by the other Persons signatory thereto) this Agreement constitutes a legal, valid and binding obligation of such Securityholder enforceable against it in accordance with its terms.

            SECTION 3.02. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.03 have been obtained, the execution, delivery and performance of this Agreement by such Securityholder do not and will not (a) violate, conflict with or result in the breach of any provision of its Charter or By-laws (or similar organizational documents), to the extent it has such, (b) conflict with or violate any law,


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governmental regulation or governmental order applicable to such party or any of its assets, properties or businesses or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights pursuant to, any contract, agreement or arrangement by which such party is bound; except to the extent that any conflict under (b) or
(c) above would not prevent or materially hinder the performance of the actions contemplated by this Agreement.

            SECTION 3.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by such party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority, except such as may be required by the HSR Act, applicable.

                                   ARTICLE IV

                              CORPORATE GOVERNANCE

            SECTION 4.01. Agreement to Vote. The Securityholders agree to vote their shares, and the Company agrees to take all necessary measures, in order to carry out the agreements set forth in this Article IV, and to prevent any action by the Company's Securityholders that is inconsistent with such agreements, until the Priceline Warrant expires unexercised. Thereafter, the Agreements contained in this Article IV shall be of no further effect.

            SECTION 4.02. Size of Board. Initially, the Board shall consist of seven (7) directors. If Priceline shall exercise the Priceline Warrant for not less than 75% of the Warrant Shares, and as a result shall hold a majority of the then outstanding Shares, the number of directors on the Board shall be increased to nine (9). The number of directors shall not exceed nine (9), unless the Board of Directors shall vote to increase the number in accordance with
Section 4.06.

            SECTION 4.03. Composition of Board. (a) Initially, Priceline shall be represented by one (1) director, Walker Digital shall be represented by one
(1) director, Jonathan Otto shall be represented by one (1) director, Vulcan shall be represented by one (1) director and Goldman Sachs shall be represented by one (1) director. In addition, there shall be two independent directors (the "Independent Directors"), elected by Goldman Sachs, Arista Capital Partners, LP ("Arista Capital"), Michael Loeb and Jonathan Otto, voting on an equal basis without reference to proportionate Shares ownership. Both such directors shall qualify as "independent directors" pursuant to the definition set forth in Rule 4200(a)(14) of the National Association of Securities Dealers, substituting the word "affiliate" for "subsidiaries" therein.


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            (b) If and when the Board is expanded to nine (9) members, as provided in Section 4.02, Priceline shall be represented by five (5) directors, Walker Digital by one (1) director and Vulcan by one (1) director. The remaining two (2) directors (the "Majority Directors") shall be elected by all the Securityholders (excluding Priceline), voting cumulatively in proportion to Share ownership. A representative of each of Goldman Sachs, Jonathan Otto and Arista Capital may attend meetings of the Board in a nonvoting capacity and at their own expense; provided that (i) no such representative shall serve in a similar capacity or as a director or employee for any other company that is in a business similar to that of the Company or that could be considered a competitor of the Company and (ii) such representative shall keep all business of the Board in the strictest confidence and, or requested by the Company, enter into a confidentiality agreement.

            SECTION 4.04. Nomination and Election of Directors. The Securityholders' initial nominees for the Board shall be as set forth in
Schedule III hereto. If not already named by the Company's existing Board, the Securityholders shall act to elect such nominees as directors as soon as practicable by unanimous written consent or at a shareholders' meeting to be held hereafter. Hereafter, the Securityholders shall make the nominations to which they are entitled hereunder not later than 30 days prior to each annual meeting of the Company's shareholders, and the Board shall be elected at such meeting or by unanimous written consent in accordance herewith.

            SECTION 4.05. Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy in the Board:

            (a) if the departed director was nominated by Priceline, then Priceline,

            (b) if the departed director was nominated by Walker Digital, then Walker Digital,

            (c) if the departed director was nominated by Jonathan Otto, then Jonathan Otto,

            (d) if the departed director was nominated by Goldman Sachs, then Goldman Sachs,

            (e) if the departed director was nominated by Vulcan, then Vulcan, and

            (f) if the departed director was an independent director nominated by Goldman Sachs, Arista Capital, Michael Loeb and Jonathan Otto, then Goldman Sachs, Arista Capital, Michael Loeb and Jonathan Otto, collectively, shall be entitled to designate in writing one nominee for election to fill such vacancy. The Securityholders shall as soon as practicable after such nomination is made act to elect such nominee to the Board. Any director elected pursuant to this Section 4.05 shall serve until the next annual election of directors.

            SECTION 4.06. Voting. The Company's By-Laws shall provide that, prior to the expiration unexercised of the Priceline Warrant, the affirmative vote of the director or directors nominated by Priceline is required to approve any of the following actions:

            (a) prior to the third anniversary of the Closing, any Recapitalization, business combination or sale of all or substantially all of the assets of the Company in which more than 50% of Company's Voting Interests are transferred;

            (b) any amendment, supplement or modification of any kind whatsoever to the Company's Certificate of Incorporation or By-laws, including any increase in the number of directors on the Board;

            (c) prior to the third anniversary of the Closing, the filing of a registration statement under the Securities Act or the making of any other public disclosure in connection with the commencement of an Initial Public Offering (excluding, for purposes of this paragraph only, the requirement that proceeds therefrom exceed $50 million); provided that such vote shall not be required in connection with an Initial Public Offering pursuant to
      Section 6.02(a);

            (d) any transactions with an Affiliate of the Company other than at fair market value in the ordinary course of business;

            (e) the dissolution and winding up of the Company; and

            (f) the voluntary initiation of an Insolvency Event in respect of the Company.

            The Securityholders shall vote their Shares in accordance with Priceline's request on the above issues at any meeting of the Securityholders where any of the above items are voted upon. Moreover, the Securityholders hereby agree not to vote their shares in favor of any change to the By-laws of the Company inconsistent with this Section 4.06.

            SECTION 4.07. Audit Committee. The Company shall establish and maintain an Audit Committee, which shall consist of three members of the Board, including the director nominated by Vulcan, the director nominated by Walker Digital and, prior to an increase in the size of the Board pursuant to Section 4.03, one Independent Director, or, following an increase in the size of the Board pursuant to Section 4.03, one Majority Director.

            SECTION 4.08. Compensation Committee. The Company shall establish and maintain a Compensation Committee of the Board. The Compensation Committee shall make recommendations to the full Board for such matters as management compensation, Company benefit plans, and matters relating to the Company's option plans, if any. The Compensation Committee shall consist of three members of the Board, including the director nominated by Vulcan, the director nominated by Walker Digital and, prior to an increase in the size of the Board pursuant to
Section 4.03, one Independent Director, or, following an increase in the size of Board pursuant to Section 4.03, one Majority Director.

                                    ARTICLE V

                               TRANSFER OF SHARES

            SECTION 5.01. General Restriction. No Securityholder shall, directly or indirectly, make or solicit any Sale of, or create, incur, solicit or assume any Encumbrance with respect to, any Share, except in compliance with the Securities Act and this Agreement.

            SECTION 5.02. Legends. (a) The Company shall affix to each certificate evidencing Shares issued to Securityholders a legend in substantially the following form:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SECURITYHOLDERS_ AGREEMENT DATED AS OF _______, 1999, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF THESE SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

            (b) Any Securityholder with Shares issued prior to the date hereof has delivered to the Company its certificates representing such Shares in exchange for certificates representing such Shares bearing the legend set forth in Section 5.02(a).

            (c) In the event that any Shares shall cease to be Restricted Shares, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the first paragraph of the legend required by Section 5.02(a) endorsed thereon. In the event that the Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by the second paragraph of Section 5.02(a). Before issuing a new certificate omitting part or all of the legend set forth in
Section 5.02(a), the Company may request an opinion of counsel reasonably satisfactory to it to the effect that the restrictions discussed in the legend to be omitted no longer apply to the Shares represented by such certificate.

            SECTION 5.03. Certain Restrictions on Transfer. (a) No Securityholder shall, directly or indirectly (through the transfer of capital stock of any Person that holds, or controls any Person that holds, such Shares) make or solicit any Sale of, or create, incur or assume any Encumbrance with respect to, any Share of Common Stock Beneficially Owned by such Securityholder, other than

            (i) any Sale to a Permitted Transferee,

            (ii) during the Restricted Period, any Sale of Common Stock that is made in compliance with the procedures, and subject to the limitations, set forth in Sections 5.04 and 5.05,

            (iii) subject to compliance with Section 6.03(b), any Sale of Common Stock subsequent to the date that is 180 days after closing of the Company's Initial Public Offering,

            (iv) any Sale in connection with a merger of the Company or a Sale of all or substantially all of its assets or other similar business combination that has been approved by the Company's Board of Directors,

            (v) any Sale in connection with the merger of Priceline or a Sale of all or substantially all of its assets or other similar business combination that has been approved by Priceline's Board of Directors, or

            (vi) any Sale in connection with a public offering of equity securities of any Securityholder.

            Notwithstanding the foregoing, except as otherwise expressly provided in this Agreement, all Sales permitted by the foregoing clauses (i) through (iv) shall be subject to, and shall not be made other than in compliance with, the provisions of Sections 5.01, 5.02, 5.03(b), 5.06 and 5.07.

            (b) No Sale of Shares to a Permitted Transferee shall be effective if a purpose or effect of such transfer shall have been to circumvent the provisions of this Section 5.03, Section 5.04 or Section 5.05. Each Securityholder shall remain responsible for the performance of this Agreement by each Permitted Transferee of such Securityholder to which Shares are transferred, except if such Permitted Transferee received such Shares by will or the laws of descent and distribution or if such Permitted Transferee is a natural Person. If any Permitted Transferee to which Shares are transferred pursuant to clause (i) of Section 5.03(a) is not a natural Person and ceases to be a Permitted Transferee of the Securityholder from which or whom it acquired such Shares pursuant to such provision, such Person shall reconvey such Shares to such transferring Securityholder immediately before such Person ceases to be a Permitted Transferee of such transferring Securityholder so long as such Person knows of its upcoming change of status immediately prior thereto. If such change of status is not known until after its occurrence, the former Permitted Transferee shall make such transfer to such transferring Securityholder as soon as practicable after the former Permitted Transferee receives notice thereof.

            (c) All restrictions on transfers of Shares imposed by this Article V shall terminate 180 days after the closing of the Company's Initial Public Offering or, if earlier, upon the expiration unexercised of the Priceline Warrant.

            SECTION 5.04. Rights of First Refusal. (a) (i) If at any time during the Restricted Period any Securityholder receives from or otherwise negotiates with a Third Party a bona fide offer (an "Offer") to purchase for cash, Cash Equivalents or Marketable Securities any of the Shares of Common Stock Beneficially Owned or held by such Securityholder, and such Securityholder intends to sell such Shares to such Third Party, such Securityholder (the "Prospective Seller") shall provide the Company and each Securityholder other than the Prospective Seller (each, an "Other Securityholder") with written notice of such Offer (an "Offer Notice"). The Offer Notice shall identify the Third Party making the Offer, the number of Shares covered by the Offer (the "Offered Shares"), the price per Share at which a Sale is proposed to be made (the "Offer Price"), the form of consideration proposed to be paid and all other material terms and conditions of the Offer.

            (ii) If the Offer Price includes

            (A) any Marketable Securities, the value of such securities shall be determined by calculating a volume-weighted average of the closing prices of such securities over the ten trading-day period ending on the Price Determination Date on the market with the largest trading volume in such securities; or

            (B) any Cash Equivalents, the value of such Cash Equivalents shall be determined by reference to the closing price thereof on the market with the largest trading volume in such securities on the Price Determination Date.

            (b) (i) The receipt of an Offer Notice by the Company from a Prospective Seller shall constitute an exclusive offer by such Prospective Seller to sell to the Company any or all of the Offered Shares at the Offer Price. Such offer shall remain open and irrevocable until expiration of thirty days after receipt of such Offer Notice by the Company and the Other Securityholders (the "Offer Period"). At any time prior to expiration of the Offer Period, the Company shall have the right to accept the Prospective Seller's offer as to any or all of the Offered Shares by giving a written notice of election (the "Notice of Election") to the Prospective Seller with a copy to the Other Securityholders.

            (ii) The receipt of an Offer Notice by the Other Securityholders (excluding Priceline, whose rights are governed by subparagraph (b)(iii) below) from a Prospective Seller shall constitute an offer by such Prospective Seller to sell to such other Securityholders any or all of the Offered Shares not purchased by the Company pursuant to subparagraph (b)(i) above at the Offer Price pro rata, in accordance with the following formula. Each such Other Securityholder shall be entitled to purchase, upon the terms specified in the Offer Notice, a number of Shares equal to (x) the number of Offered Shares plus the number of Shares being sold pursuant to Section 5.05 hereof, if any, less the number of Shares the Company purchases pursuant to subparagraph (b)(i) above multiplied by (y) a fraction, the numerator of which is the number of Voting Interests Beneficially Owned by such Other Securityholder and the denominator of which is the number of Voting Interests Beneficially Owned by all Other Securityholders (excluding Priceline) who wish to purchase Offered Shares. If any Other Securityholder wishes to purchase less than all the Shares such Other Securityholder is entitled to purchase in accordance with the preceding sentence, the Shares such Other Securityholder declines to purchase shall be allocated among the Other Securityholders who wish to purchase such additional Shares according to the same formula, mutatis mutandis. Each Other Securityholder who wishes may accept the offer by sending a Notice of Election to the Prospective Seller and the Company with a copy to the Other Securityholders prior to expiration of the Offer Period. The Notice of Election shall specify the maximum number of Shares an Other Securityholder is willing to buy pursuant to this Section 5.04, if any, the number of Shares it wishes and is entitled to sell pursuant to Section 5.05, if any, and any other terms and conditions not inconsistent with this Agreement.

            (iii) The receipt of an Offer Notice by Priceline from a Prospective Seller shall constitute an offer by such Prospective Seller to sell to Priceline any or all of the Offered Shares at the Offer Price, to the extent such Shares shall not have been purchased by the Company or the Other Securityholders pursuant to subparagraphs (b)(i) and (b)(ii) above. Priceline may accept the Prospective Seller's offer at any time prior to expiration of the Offer Period by sending a

Notice of Election to the Prospective Seller and the Company, with a copy to the Other Securityholders.

            (iv) If the Company or any Other Securityholder accepts the Prospective Seller's offer in accordance with this Section 5.04(b) (an "Accepting Party"), such Accepting Party shall purchase from the Prospective Seller, and the Prospective Seller shall sell to such Accepting Party, such number of Offered Shares as to which such Accepting Party shall have accepted the Prospective Seller's offer pursuant to subparagraph (b)(i), (ii) or (iii) above. The price per Share to be paid by such Accepting Party shall be the Offer Price specified in the Offer Notice, payable in accordance with the terms of the Offer; provided that the Accepting Party may pay the Offer Price with any combination of cash, Cash Equivalents and Marketable Securities, to be valued as provided in subparagraph (a)(ii) above.

            (c) The Prospective Seller and each Accepting Party shall select, for consummation of the Sale of Offered Shares to such Accepting Party, a date not later than 30 days (or longer, if the HSR Act so requires) after expiration of the Offer Period. At the consummation of such Sale, the Prospective Seller shall, against delivery by the relevant Accepting Party of the Offer Price multiplied by the number of Shares being purchased by such Accepting Party, (i) deliver to the Accepting Party certificates evidencing the Offered Shares being sold plus the Shares being sold pursuant to Section 5.05, if any, duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to such Accepting Party duly executed by the Prospective Seller (or the selling Other Securityholder, as the case may be) free and clear of any and all Encumbrances (other than this Agreement), and (ii) assign all its rights under this Agreement with respect to the Offered Shares being sold pursuant to an instrument of assignment reasonably satisfactory to such Accepting Party.

            (d) In the event that (i) each Other Securityholder and the Company shall have received an Offer Notice from a Prospective Seller but the Prospective Seller shall not have received Notices of Acceptance indicating a desire to purchase, in the aggregate, all the Offered Shares prior to expiration of the Offer Period or (ii) an Accepting Party shall have given a Notice of Election to the Prospective Seller but shall have failed to consummate, other than as a result of the fault of the Prospective Seller, a purchase of the Offered Shares he elected to purchase in such Notice of Election within the time frame specified in paragraph (c) above (and neither the Company nor any Other Securityholder shall have indicated an interest upon any such failure to buy such Shares within ten Business Days of their receipt of a notice of such failure from the Prospective Seller), then nothing in this Section 5.04 shall limit the right of the Prospective Seller to make thereafter a Sale of, or create an Encumbrance on, all Offered Shares not accepted for purchase by the Company or the Other Securityholders pursuant to a Notice of Election; provided that

            (A) the total number of Shares sold to the Company, the Other Securityholders and the Third Party who made the Offer shall be not less than the number of Offered Shares specified in the Offer Notice;

            (B) the total number of Shares sold by the Prospective Seller for his own account (i.e., not including Shares Beneficially Owned by Other Securityholders) to the Third Party who made the Offer shall be not more than the number of Offered Shares specified in the Offer Notice; and

            (C) all the Shares that are sold or otherwise disposed of by the Prospective Seller are sold (1) within 30 days (or longer, if the HSR Act so requires) after expiration of the Offer Period, (2) at an amount not less than the Offer Price included in such Offer Notice, (3) on the terms specified in the Offer Notice and (4) to the Third Party that made the Offer.

            (e) In the event that each Other Securityholder and the Company shall have received an Offer Notice from a Prospective Seller, the Prospective Seller shall not have received Notices of Acceptance indicating a desire to buy all the Offered Shares prior to the expiration of the Offer Period and such Prospective Seller shall not have sold the remaining Offered Shares before the expiration of the period specified in subclause (d)(ii)(C)(1) above, then such Prospective Seller shall not give another Offer Notice for a period of one year from the day the Offer Notice was delivered.

            (f) Anything in this Section 5.04 or in Section 5.03 to the contrary notwithstanding, the provisions of this Section 5.04 shall not be applicable to any Sale or Encumbrance described in clause (i), (iii) or (iv) of Section 5.03(a).

            SECTION 5.05. Right to Participate in Certain Dispositions. (a) (i) If, at any time during the Restricted Period, a Prospective Seller shall receive an Offer from a Third Party or Parties, and shall propose to sell Common Stock representing 25% or more of the Company's then outstanding Voting Interests, the Prospective Seller shall provide the Offer Notice defined in Section 5.04 to the Company and each of the Other Securityholders. Each of the Other Securityholders shall have the right and option, for a period of 30 days concurrent with the Offer Period specified in Section 5.04, to sell, pursuant to the Offer, up to the same percentage of Voting Interests held or Beneficially Owned by it as the Prospective Seller proposes to sell; provided that such right shall vest only
(i) if less than all the Offered Shares are sold to the Company, Other Securityholders and Priceline pursuant to Section 5.04 and the Prospective Seller consummates a Sale to the Third Party who made the Offer or an Affiliate thereof or (ii) the Prospective Seller receives Notices of Election which, in the aggregate, represent offers to buy all the Offered Shares and all the Shares tendered by Other Securityholders pursuant to this Section 5.05. Each Other Securityholder desiring to exercise such right shall, prior to the expiration of the Offer Period, provide the Prospective Seller with a Notice of Election specifying the number of Shares which such Other Securityholder has an interest in selling pursuant to the Offer, and shall deliver to the Prospective Seller
(A) the certificate or certificates evidencing the Shares to be sold or otherwise disposed of pursuant to such Offer by such Other Securityholder duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to the Prospective Seller executed by such Other Securityholder and
(B) an instrument of assignment reasonably satisfactory to the Prospective Seller assigning, as of the consummation of the sale or other disposition to the Third Party, all such Other Securityholder's rights under this Agreement with respect to the Shares to be sold, and the instrument of assignment shall constitute an irrevocable election by such Other Securityholder to authorize and permit the Prospective Seller to sell such Shares, on behalf of such Other Securityholder, pursuant to the Offer and in accordance herewith.

            (ii) If the Third Party making the Offer is unwilling to buy all the Offered Shares plus all the Shares tendered by Other Securityholders in their Notices of Election, then the Prospective Seller and each Other Securityholder who wishes to sell shall be entitled to sell a number of Shares equal to (x) the number of Shares the Third Party offeror is willing to buy (which shall not be less than the number of Offered Shares), multiplied by (y) a fraction, the numerator of which is the number of Voting Interests Beneficially Owned by such Other Securityholder and the denominator of which is the total number of Voting Interests Beneficially Owned by all Other Securityholders who wish to sell Shares pursuant to the Offer. If any Other Securityholder wishes to sell less than all the Shares he is entitled to sell in accordance with the preceding sentence, the Shares he declines to sell shall be allocated among the Prospective Seller and the Other Securityholders who wish to sell additional Shares according to the same formula, mutatis mutandis. The Prospective Seller shall not effect the Sale of any Shares pursuant to the Offer unless all the Offered Shares and all of the Shares tendered to the Prospective Seller and entitled to be sold pursuant to this Section 5.05 are simultaneously sold.

            (iii) As promptly as practicable after the consummation of any Sale or other disposition of Shares to the Third Party pursuant to this Section 5.05, the Prospective Seller shall remit to each of the Other Securityholders the total sales price of the Shares of such Other Securityholders sold pursuant thereto and return all certificates evidencing the unsold Shares that such Other Securityholders delivered for Sale pursuant to this Section 5.05 and such Other Securityholders' related instruments of assignment.

            (iv) If at the end of the Offer Period any Other Securityholder shall not have given a Notice of Election indicating an interest in selling all of the Shares such Other Securityholder would have been entitled to sell in accordance with subparagraphs (a)(i) and (a)(ii) above (and delivered all other required documents with respect thereto), such Other Securityholder shall be deemed to have waived all its rights under this Section 5.05 with respect to the Sale pursuant to the Offer of such Shares.

            (v) If at any time the Prospective Seller abandons the proposed Sale pursuant to the Offer, or the Prospective Seller has not completed the Sale pursuant to this Section 5.05 of the Offered Shares and the Shares which Other Securityholders shall have tendered for Sale pursuant to this Section 5.05 within 30 days following expiration of the Offer Period, the Prospective Seller shall promptly return to such Other Securityholders all certificates evidencing the unsold Shares that such Other Securityholders delivered for Sale and such Other Securityholders' related instruments of assignment.

            (vi) Except as expressly provided in this Section 5.05, no Prospective Seller shall have any obligation to any Other Securityholder with respect to the Sale or other disposition of any Shares owned by such Other Securityholder in connection with this Section 5.05. Anything herein to the contrary notwithstanding and irrespective of whether any Notice of Election shall have been given, no Prospective Seller shall have any obligation to any Other Securityholder to sell or otherwise dispose of any Offered Shares pursuant to this Section 5.05 as a result of any decision by such Prospective Seller not to accept or consummate any Offer or Sale or other disposition with respect to the Offered Shares (it being understood that any and all such decisions shall be made by such Prospective Seller in its sole discretion). No Other Securityholder shall be entitled to sell or otherwise dispose of Shares directly to any Third Party pursuant to an Offer (it being understood that all such Sales and other dispositions shall be made only on the terms and pursuant to the procedures set forth in this Article V).

            (b) Anything in this Section 5.05 or in Section 5.03 to the contrary notwithstanding, the provisions of this Section 5.05 shall not be applicable to any transfer described in clause (i), (iii) or (iv) of Section 5.03(a). Nothing in this Section 5.05 shall affect any of the rights or obligations of any of the Securityholders under any other provision of this Agreement.

            SECTION 5.06. Transferees to Execute Agreement. Each Securityholder agrees that it will not, during the Restricted Period, directly or indirectly, make any Sale of, or create, incur or assume any Encumbrance with respect to, any Shares Beneficially Owned by such Securityholder unless prior to the consummation of any such Sale or the creation, incurrence or assumption of such Encumbrance, the Person to whom such Sale is proposed to be made or the Person in whose favor such Encumbrance is proposed to be created, incurred or assumed (a "Prospective Transferee") (i) executes and delivers this Agreement to the Company and each Securityholder, and (ii) unless such Prospective Transferee is a recognized institutional investor, delivers to the Company an opinion of counsel, satisfactory in form and substance to the Company, to the effect that the execution of this Agreement by such Prospective Transferee makes this Agreement a legal, valid and binding obligation of such Prospective Transferee enforceable against such Prospective Transferee in accordance with its terms. Upon the execution and delivery by such Prospective Transferee of this Agreement and, if required, the delivery of the opinion of counsel referred to in clause
(ii) of the preceding sentence, such Prospective Transferee shall be deemed a "Securityholder" for purposes of this Agreement and shall have the rights and be subject to the obligations of a Securityholder under this Agreement, in each case with respect to the Shares Beneficially Owned by such Prospective Transferee or in respect of which such Encumbrance shall have been created, incurred or assumed.

            SECTION 5.07. Improper Sale or Encumbrance. Any attempt not in compliance with this Agreement to make any Sale of, or create, incur or assume any Encumbrance with respect to, any Shares shall be null and void and of no force and effect, the purported transferee shall have no rights or privileges in or with respect to the Company, and the Company shall not give any effect in the Company's stock records to such attempted Sale or Encumbrance.

                                   ARTICLE VI

                               REGISTRATION RIGHTS

            SECTION 6.01. Incidental Registration. (a) If the Company at any time proposes to register any Shares under the Securities Act for Sale in a public offering, whether or not for its own account, on a form and in a manner that would permit registration of Registrable Securities under the Securities Act for Sale in such public offering, it shall each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, the identity of the managing underwriter, if applicable). Upon the written request of any such holder of Registrable Securities delivered to the Company within 30 days after such notice shall have been given to such holder (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company shall use its reasonable best efforts to include in the registration statement relating to such public offering all Registrable Securities that the Company has been so requested to register by the holders of Registrable Securities, to the extent requisite to permit the Sale of the Registrable Securities to be so registered in such public offering; provided that:

            (i) no holder of Registrable Securities shall be entitled to register or sell Shares in the Company's Initial Public Offering;

            (ii) if, at any time after giving such written notice of its intention to register any of such Shares proposed to be registered by the Company and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Shares, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that has requested to register Registrable Securities and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in
      Section 6.01(b));

            (iii) if the proposed registration relates to an underwritten public offering and the managing underwriter or underwriters of such public offering shall advise the Company that, in its judgment, the number of Shares proposed to be included in such public offering should be limited because the inclusion of Registrable Securities is likely to materially and adversely affect the success of such public offering, then the Company shall promptly advise each such holder of Registrable Securities thereof and may require, by written notice to each such holder accompanying such advice, that, to the extent necessary to meet such limitation, all holders of Registrable Securities proposing to sell Shares in such public offering shall share pro rata in the number of Shares to be excluded from such offering, such sharing to be based on the respective numbers of Registrable Securities as to which registration has been requested by such holders; provided that all Registrable Securities that Priceline proposes to sell shall be excluded from such public offering before the Registrable Securities of any other party hereto; and provided further that the Company shall in no event be required to exclude Shares that it proposes to sell in such public offering; and

            (iv) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 6.01 that is incidental to the registration of any of its Shares or other securities in connection with any merger, acquisition, exchange offer, dividend reinvestment plan or stock option or other employee benefit plan.

            (b) The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities effected by it pursuant to this
Section 6.01.

            SECTION 6.02. Registration on Request. (a) After the third anniversary of the Closing, upon the written request of a Securityholder or group of Securityholders (not including Priceline or Walker Digital) holding not less than 25% of the then outstanding Shares (excluding any Warrant Shares outstanding, whether held by Priceline or any transferee of Priceline), requesting the Company to make an Initial Public Offering pursuant to a firm commitment underwriting with a nationally recognized investment bank as lead underwriter, the Company shall promptly give written notice of such request to all Securityholders, and thereupon shall, as expeditiously as possible, use its reasonable best efforts to register its Shares of Common Stock under the Securities Act or, if so requested, register such Shares for listing on a foreign securities exchange, and, in both cases, take such other actions as shall be necessary to complete the Company's Initial Public Offering in accordance with such request; provided that:

            (i) no holder of Registrable Securities shall be entitled to register or sell Shares in the Initial Public Offering;

            (ii) if, with respect to such Initial Public Offering, the managing underwriter, the Commission, the Securities Act or the rules and regulations thereunder, any other applicable laws, domestic or foreign, or the form on which any registration statement or similar document is to be filed, would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year, the filing may be delayed until the completion of such regular audit (unless the party or parties requesting the Initial Public Offering agree to pay the expenses of the Company in connection with such an audit other than the regular audit); and

            (iii) if the Company, in its sole discretion, determines that the filing of a registration statement or commencement of an Initial Public Offering in the near future pursuant to this paragraph (a) would interfere with any financing, acquisition, corporate reorganization or other similar transaction involving the Company or any Subsidiary or that such registration or Initial Public Offering would require disclosure of non-public information that the Company deems advisable not to disclose, then the Company's obligation to file a registration statement or commence an Initial Public Offering shall be deferred for a period not to exceed 90 days; provided that the Company shall not obtain such a deferral more than once in any twelve-month period.

            (b) If the Company has any class of securities registered under
Section 12 or 15(d) of the Exchange Act, upon the written request of Priceline, or of a Securityholder or group of Securityholders holding not less than 25% of the then outstanding Shares (excluding any Warrant Shares outstanding, whether held by Priceline or any transferee of Priceline), requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by such Securityholder or group of Securityholders and specifying the intended method of disposition thereof, the Company shall promptly give written notice of such requested registration to all other holders of Registrable Securities, and thereupon shall, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of:

            (i) the Registrable Securities which the Company has been so requested to register by such Securityholder or Securityholders; and

            (ii) all other Registrable Securities that the Company has been requested to register by the holders of Registrable Securities by written request delivered to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities);

provided that:

            (A) the Company shall be obligated to fulfill only two such registration requests by Priceline and one such registration request by each other holder of Registrable Securities (and for purposes of this clause (A), each holder of Registrable Securities whose Registrable Securities form part of a block as to which registration has been requested pursuant to this subsection (b) shall be deemed to have used its right to one registration request);

            (B) the Company shall not be obligated to file a registration statement relating to any registration request under this Section 6.02(b) within a period of nine months after the effective date of any other registration statement relating to any registration request under this
      Section 6.02(b) which was not effected on Form S-3 (or any successor or similar short-form registration statement) or relating to any registration effected under Section 6.01;

            (C) if, with respect to such registration statement, the managing underwriter, the Commission, the Securities Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year, the filing may be delayed until the completion of such regular audit (unless the holders of the Registrable Securities to be registered agree to pay the reasonable expenses of the Company in connection with such an audit other than the regular audit); and

            (D) if the Company, in its sole discretion, determines that the filing of a registration statement in the near future pursuant to this paragraph (b) would interfere with any financing, acquisition, corporate reorganization or other similar transaction involving the Company or any Subsidiary or that such registration would require disclosure of non-public information that the Company deems advisable not to disclose, then the Company's obligation to file a registration statement shall be deferred for a period not to exceed 90 days; provided that the Company shall not obtain such a deferral more than once in any twelve-month period.

            (c) If any registration requested pursuant to paragraph (b) which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter or underwriters shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

            (d) An Initial Public Offering requested pursuant to paragraph (a) shall be deemed to have been fulfilled when sufficient Shares have been sold to meet the definition of Initial Public Offering hereunder and the Company's Common Stock is trading on a major domestic or foreign securities exchange or automated securities quotation system. A registration requested pursuant to paragraph (b) shall be deemed to have been effected when the registration statement pertaining thereto has become effective; provided that if, prior to the earlier of the completion of the distribution thereunder and 90 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected, unless such order or requirement is subsequently lifted and either the distribution is completed or 90 days from the date of initial effectiveness (not counting the period during which such order or requirement was in effect and interfered with the offering) expire.

            (e) If a requested Initial Public Offering or registration pursuant to paragraph (b) involves an underwritten offering, the Company shall have the right to select in good faith the investment banker or bankers and managers to administer the offering, provided that such investment banker or bankers and managers shall be satisfactory to (i) holders of a majority of the Shares, in the case of paragraph (a) above, or (ii) holders of a majority of the Registrable Securities which the Company has been requested to register, in the case of paragraph (b) above.

            (f) If a requested registration pursuant to paragraph (b) involves an underwritten offering and the managing underwriter or underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, the Company shall include in such registration only the Registrable Securities requested to be included in such registration pursuant to such paragraph (b). In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter or underwriters, can be sold, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among the holders requesting registration pursuant to such paragraph (b) on the basis of the relative number of Registrable Securities then requested for registration by each such holder; provided that all Registrable Securities that Priceline proposes to sell shall be excluded from such public offering before the Registrable Securities of any other party hereto; and provided further that the Company shall in no event be required to exclude Shares that it proposes to sell in such public offering.

            SECTION 6.03. Registration Procedures. (a) If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act for Sale in a public offering as provided in Section 6.01 or 6.02(b), the Company shall as expeditiously as is reasonably practicable:

            (i) prepare and file with the Commission on any appropriate form a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

            (ii) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of (A) such time as all such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (B) the expiration of 90 days from the date such registration statement first becomes effective;

            (iii) furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

            (iv) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things that may be necessary to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (v) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 6.05 hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

            (vi) furnish to each seller of Registrable Securities a copy of (A) any opinion of counsel for the Company, dated the date of the closing under the underwriting agreement with respect to such Public Offering, in customary form and in form and scope reasonably satisfactory to the underwriter and its counsel, and (B) a "cold comfort" letter signed by the independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters and otherwise in such form and scope as the seller of such Registrable Securities shall reasonably request (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement, unless such a "cold comfort" letter or letters are provided to the Company or other selling holders or any underwriter in connection with such registration);

            (vii) immediately notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or other securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law;

            (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder;

            (ix) use its reasonable best efforts to list such Shares on each securities exchange or quotation system on which Shares are then listed or quoted, if such Shares are not already so listed or quoted and if such listing is then permitted under the rules of such exchange or quotation system, and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

            (x) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such holders may request;

            (xi) notify counsel for the holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

            (xii) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

            (xiii) if requested by the managing underwriter or underwriters, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or agent or such holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holder to such underwriter or underwriters or agent, the purchase price being paid therefor by such underwriter or underwriters or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

            (xiv) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

            (xv) issue to any underwriter to which any holder of Registrable Securities may sell such Registrable Securities in connection with any such registration (and to any direct or indirect transferee of any such underwriter) certificates evidencing Shares without the legends described in Section 5.02(a).

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

            (b) Each holder of Registrable Securities agrees, if so required by the managing underwriter or underwriters of an underwritten public offering of Shares, not to effect any sale or distribution of Registrable Securities (other than as part of a public offering other than the Initial Public Offering) during the seven days prior to and 180 days after the effective date of the registration statement with respect to such underwritten public offering; provided that this Section 6.03(b) shall be applicable to the holders of Registrable Securities only if all executive officers and directors and all stockholders holding more than five percent (5%) of the then outstanding Common Stock are subject to a similar restriction.

            Notwithstanding anything herein or in the Ancillary Agreements to the contrary, Goldman Sachs and it Affiliates shall not be restricted from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its or its Affiliates' business.

            (c) The Company agrees, if so required by the managing underwriter or underwriters in connection with such public offering of Registrable Securities pursuant to Section 6.01 or Section 6.02, not to effect any public sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such equity securities during the seven days prior to and the 180 days after the effective date of any registration statement with respect to such public offering, except as part of such public offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

            (d) It is understood that, in any public offering of Registrable Securities, in addition to the Shares (the "Initial Shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase a number of additional shares (the "Option Shares") equal to up to 15% of the initial Shares (or such other maximum amount as the National Association of Securities Dealers, Inc. may then permit), solely to cover over-allotments. Shares proposed to be sold by the Company and the requesting holders shall be allocated between Initial Shares and Option Shares as agreed or, in the absence of agreement, in the same manner as the Initial Shares.

            SECTION 6.04. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel, accountants and other agents, upon reasonable prior notice and according to a schedule acceptable to the management of the Company in its sole discretion, access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            SECTION 6.05. Indemnification for Liabilities Under the Securities Laws. (a) In the event of any registration of any equity securities of the Company under the Securities Act, the Company shall indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, managers, general and limited partners (and directors and officers thereof and, if such seller is a portfolio or investment fund, its investment advisors), each other Person who participates as an underwriter in the public offering of such securities, each officer and director of each such underwriter, and each other Person, if any, who Controls such seller or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities and expenses, joint or several, to which such seller or any such director or officer or participating or Controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse such seller, and each such director, officer, manager, partner, underwriter and Controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company for use in the preparation thereof by such seller or underwriter, as the case may be, or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but notified to such seller and underwriter prior to any Sale of Registrable Securities and subsequently corrected by the Company in any final prospectus, amendment or supplement made available to such seller or underwriter but which final prospectus, amendment or supplement was not used by such seller or underwriter in the Sale of Registrable Securities that gave rise to such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or Controlling Person and shall survive the transfer of such Shares by such seller.

            (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section
6.01 or Section 6.02, that the

Company shall have received an undertaking satisfactory to it from (i) the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.05(a), except that any such prospective seller shall not in any event be liable for an amount in excess of the net proceeds of sale of such prospective seller's Registrable Securities so to be sold together with any amounts payable under Section 6.06 hereof) the Company, each such underwriter of such Shares, each officer and director of each such underwriter and each other Person, if any, who controls the Company or any such underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) each such underwriter of such Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.05(a)) the Company, each officer and director of the Company, each prospective seller, each officer and director of each prospective seller and each other Person, if any, who Controls the Company or any such prospective seller within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by such prospective seller or such underwriter, as the case may be, to the Company for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or Controlling Person and shall survive the transfer of such Shares by such seller.

            (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (including any governmental investigation) involving a claim referred to in Section 6.05(a) or (b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding provisions of this Section 6.05, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case, the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all sellers of Registrable Securities, or more than one counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation or (ii) includes an admission of guilt on behalf of such Indemnified Party.

            SECTION 6.06. Contribution. (a) If the indemnification provided for in Section 6.05 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amounts paid or payable by such indemnified parties as a result of such losses, claims, damages or liabilities
(i) as between the Company and the holders of Registrable Securities covered by a registration statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, from the Public Offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Company, on the one hand, and each holder of Registrable Securities covered by a registration statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the public offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such holders bear to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such holders or by the underwriters. The relative fault of the Company, on the one hand, and of each such holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (b) The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6.06 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the next preceding paragraph. The amount paid or payable by an indemnifying party as a result of the losses, claims, damages or liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6.06, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public pursuant to such public offering exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder of Registrable Securities shall be required to contribute any amount (together with any amount payable under Section 6.05(b)) in excess of the amount by which the net proceeds from the sale of Registrable Securities received by such holder pursuant to such public offering exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Securityholder's obligation to contribute pursuant to this Section 6.06 is several in the proportion that the proceeds of the public offering received by such Securityholder bears to the total proceeds of the public offering received by all the Securityholders and not joint.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

            SECTION 7.01. New Investors to Execute Agreement. The Company shall not, at any time prior to its Initial Public Offering, issue any shares of Common Stock, or resell any shares of Common Stock held in its treasury, or issue or resell any security convertible or exchangeable into Common Stock, other than Common Stock that is issued to Priceline upon exercise of the Priceline Warrant and Common Stock issued to the employees of the Company upon exercise of options granted pursuant to the Company's Omnibus Employee Equity Plan, unless prior to the consummation of any such issuance or Sale, each Person to whom such security is proposed to be issued or sold executes and delivers this Agreement to the Company and each Securityholder. Upon the execution and delivery by any Person of this Agreement, Schedule I hereto shall be revised to include the name of such Person and such Person shall be deemed a "Securityholder" for purposes of this Agreement and shall have the rights and be subject to the obligations of a Securityholder as such under this Agreement.

            SECTION 7.02. Rights to Purchase New Securities. (a) In the event that the Company proposes to issue New Securities (prior to, and other than in connection with, an Initial Public Offering), each Securityholder shall have the right to purchase in lieu of the Person to whom the Company proposed to issue such New Securities, in accordance with paragraph (b) below, a number of Shares or other New Securities which the

Company proposes to issue equal to the product of (i) the total number or amount of Shares or other New Securities which the Company proposes to issue at such time and (ii) a fraction, the numerator of which shall be the total number of Voting Interests which such Securityholder holds or beneficially owns at such time, and the denominator of which shall be the sum of (i) the total number of Voting Interests then outstanding plus (ii) the total number of Voting Interests Priceline is entitled to purchase on the fifth anniversary date of the Priceline Warrant or, if earlier, upon the occurrence of an Exercise Event under the Priceline Warrant. The rights given by the Company under this Section 7.02 shall terminate if unexercised within 30 days after receipt of the Notice of Issuance referred to in paragraph (b) below.

            (b) In the event that the Company proposes to undertake an issuance of New Securities (prior to, and other than in connection with, an Initial Public Offering), it shall give written notice (a "Notice of Issuance") of its intention to each Securityholder, describing all material terms of the New Securities, the price and all material terms upon which the Company proposes to issue such New Securities. Each Securityholder shall have 30 days from the date of the Notice of Issuance to agree to purchase all or any portion of its pro rata share of such New Securities (as determined pursuant to paragraph (a) above) for the same consideration, if such consideration shall consist solely of cash, or for cash, cash equivalents or marketable securities having an equivalent value to the consideration payable by the Person to whom the Company proposes to issue such New Securities at the time of payment, and otherwise upon the terms specified in the Notice of Issuance by giving written notice to the Company, and stating therein the quantity of New Securities to be purchased by such Securityholder.

            SECTION 7.03. Further Assurances. Each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of the competent governmental entities. Without limiting the generality of the foregoing, the parties shall, when required in order to effect the transactions contemplated hereunder, make all necessary filings, and thereafter make any other required or appropriate submissions, under the HSR Act and shall supply as promptly as practicable to the appropriate governmental entity any additional information and documentary material that may be requested pursuant to the HSR Act. Each of the parties shall cooperate with the other when required in order to effect the transactions contemplated hereunder. In case at any time after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties shall use their reasonable best efforts to take all such action.

            SECTION 7.04. Access to Management. In addition to the rights granted pursuant to Article VI of the Subscription Agreement, each Securityholder shall have the right to consult with members of the Company's management to such degree and in such manner as shall be sufficient to meet the needs of such Securityholders' venture capital operating company requirements under ERISA.

            SECTION 7.05. Nominees. Notwithstanding anything herein to the contrary, any Investor may hold its shares in nominee form through a reputable securities depository.

            SECTION 7.06. Use of Names. Neither the Company nor any of its Affiliates shall use the names of any Investor or any Affiliate of an Investor in any press release, notice or other publication without the prior consent of such Investor, which such consent shall not be unreasonably withheld; provided, however, that each Investor acknowledges and agrees that the Company may issue a press release upon the Closing under the Subscription Agreement stating the total amount invested in the Company and a list of the Investors.

            SECTION 7.07. Aggregation of Shares. All shares held by The Goldman Sachs Group, Inc. shall be aggregated with the Shares held by its Affiliates, whether such Shares were acquired hereunder or pursuant to a transfer permitted under Article V hereof, for the purpose of determining the availability of any rights under this Agreement and any other applicable transaction agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            SECTION 8.01. Indemnification of Parties. (a) The Company shall indemnify each Securityholder or affiliate thereof, and their respective directors, managers, officers and employees (collectively, "Non-Company Indemnitees") against, and hold each Non-Company Indemnitee harmless from, all claims, suits, judgments, losses, damages, fines or costs (including reasonable legal fees and expenses) ("Losses") arising out of or resulting from the breach of any representation or warranty made by the Company herein or the breach of or failure to perform any agreement or covenant made by the Company and contained herein.

            (b) Each Securityholder shall indemnify the Company and its directors, managers, officers and employees (collectively, the "Company Indemnitees") and the other Non-Company Indemnitees against, and hold each Company Indemnitee and other Non-Company Indemnitee harmless from, all Losses resulting from or arising out of any breach of any representation or warranty made by such party herein or the breach of or failure to perform any agreement or covenant made by such party and contained herein.

            (c) Non-Company Indemnitees and Company Indemnitees (each, an "Indemnified Party") shall give the party hereto from whom indemnification is sought (the "Indemnifying Party") prompt written notice of any Losses as to which such Indemnified Party may request indemnification hereunder. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any such Losses, then the Indemnifying Party shall be entitled to assume and control the defense of any claim, suit, or demand by any third party ("Third Party Claim") at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; provided that if there exists or is reasonably likely to exist a conflict or interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnified Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

            (d) In no event shall the Indemnifying Party be liable to an Indemnified Party for any indirect, incidental, special, punitive, exemplary or consequential damages arising out of or otherwise relating to this Agreement, even if the Indemnifying Party has been advised of the possibility or likelihood of such damages.

            SECTION 8.02. Indemnification of Directors. The Company hereby agrees to employ its reasonable efforts to enter into an agreement with each director on the Board no later than December 31, 1999, pursuant to which agreement the Company shall agree to indemnify such director for expenses and liabilities arising in connection with legal proceedings to which such director is named as a party as a result of her or his activities as director on the Board in accordance with the By-Laws of the Company and this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Termination. This Agreement shall terminate only:

            (a) by virtue of a written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder;

            (b) upon the expiration of (i) all rights created hereunder and (ii) all statutes of limitations applicable to the enforcement of claims hereunder;

            (c) at any time following the exercise in full or expiration unexercised of the Priceline Warrant, if Securityholders holding not less than 50% of the aggregate outstanding Shares held by the Securityholders (excluding Shares held by Priceline, if any) shall vote to terminate this Agreement at an earlier date;

provided that no termination of this Agreement pursuant to paragraph (a), (b) or
(c) above shall affect the right of any party to recover damages or collect indemnification for any breach of the representations, warranties or covenants herein that occurred prior to such termination.

            SECTION 9.02. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

            SECTION 9.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in Person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

            (a)   if to the Company:

                  Priceline WebHouse Club, Inc.
                  One High Ridge Park
                  Stamford, CT  06905
                  Telecopy No.:  (203) 595-8305
                  Attention:  Anne Maffei, Vice President--Corporate Finance

            (b)   if to Priceline:

                  priceline.com Incorporated
                  Five High Ridge Park
                  Stamford, CT  06905
                  Telecopy No.:  (203) 595-8345
                  Attention:  Melissa Taub, General Counsel

            (c)   if to Walker Digital:

                  Walker Digital Corporation
                  One High Ridge Park
                  Stamford, CT  06905
                  Telecopy No.:  (203) 595-8266
                  Attention:  Randy Christofferson, President

            (d) if to any other Investor, then to the address or telecopy number set forth opposite such Person's name on Schedule I or II hereto.

            SECTION 9.04. Public Announcements. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

            SECTION 9.05. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 9.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, governmental regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest possible extent.

            SECTION 9.07. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

            SECTION 9.08. Assignment. This Agreement shall not be assigned without the express written consent of the parties (which consent may be granted or withheld in the sole discretion of any party), except in connection with any transfer of Shares permitted under Article V hereof; and except that Priceline may assign its rights hereunder to an Affiliate, provided that any such assignment shall not relieve Priceline of its obligations hereunder.

            SECTION 9.09. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 9.10. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties.

            SECTION 9.11. Governing Law. This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement may be heard and determined in any New York State or federal court sitting in the City of New York, County of Manhattan, and the parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

            SECTION 9.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 9.12; provided that receipt of copies of such counterparts is confirmed.

            SECTION 9.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            SECTION 9.14. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby and for any counterclaim therein.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories hereunto duly authorized as of the date first above written.

                                            PRICELINE WEBHOUSE CLUB, INC.

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            PRICELINE.COM INCORPORATED

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            WALKER DIGITAL, LLC

                                            By:
                                                -------------------------------
                                                Name:  Jay Walker
                                                Title: Chairman


                                            THE GOLDMAN SACHS GROUP, INC.

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                            STONE STREET FUND 1999, L.P.
                                            By: Stone Street 1999 Corp., as
                                                General Partner

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            VULCAN VENTURES INCORPORATED

                                            By:
                                                -------------------------------
                                                Name: William D. Savoy
                                                Title: Vice President


                                            ARISTA CAPITAL PARTNERS, LP

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            JONATHAN OTTO


                                            -----------------------------------


                                            MICHAEL LOEB


                                            -----------------------------------

                                            WILLIAM D. SAVOY


                                            -----------------------------------

                                   SCHEDULE I

                    LIST OF INVESTORS WHO BECOME SIGNATORIES
                      HERETO SUBSEQUENT TO THE DATE HEREOF


-------------------------------------------------------------------------------
     Investor              Address             Date              Signature
     --------              -------             ----              ---------
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

                                   SCHEDULE II

                             ADDRESSES OF INVESTORS

Vulcan Ventures Incorporated
110-110th Avenue Northeast
Suite 550
Bellevue, Washington 98004

Telecopy No.:  (425) 543-1985
Attention:  Diane H. Daggatt


The Goldman Sachs Group, Inc.
85 Broad Street
New York, NY 10004

Telecopy No.:  (212) 357-5505
Attention:  Tara Harrison


Stone Street Fund 1999, L.P.
c/o Stone Street 1999 Corp.
85 Broad Street
New York, NY  10004

Telecopy No.:  (212) 357-5505
Attention:  Tara Harrison


Arista Capital Partners, L.P.
c/o Dawntreader
118 West 22nd Street
11th Floor
New York, NY  10011

Telecopy No.:  (212) 337-1257
Attention:  Andrew Weissman


Jonathan Otto
c/o Priceline WebHouse Club, Inc.
One High Ridge Park
Stamford, CT  06905

Telecopy No.:  (203) 595-8305

Michael Loeb
[Address]

Telecopy No.:


William D. Savoy
110-110th Avenue Northeast
Suite 550
Bellevue, Washington  98004

Telecopy No.:

                                  SCHEDULE III

                     INITIAL NOMINEES TO BOARD OF DIRECTORS


Securityholder                                  Nominee
--------------                                  -------

Priceline...................................   Richard Braddock
Walker Digital..............................   Jay Walker
Jonathan Otto...............................   Jonathan Otto
Vulcan......................................   Diane H. Dagatt
Goldman Sachs...............................
[Independent]...............................
[Independent]...............................